                                                                       EX-99.B16

              SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS*
                             VANGUARD/WINDSOR FUND
                            (FORMERLY WINDSOR FUND)

1. Average Annual Total Return

               n
      P (1 + T)  = ERV

Where:         P = a hypothetical initial payment of $1,000
               T = average annual total return
               N = number of years
             ERV = ending redeemable value at the end of the period


    EXAMPLE:
      One Year
           P =   $1,000
           T =   17.80%
           N =   1
         ERV =   $1,178.03

    Five Year
           P =   $1,000
           T =   20.51%
           N =   5
         ERV =   $2,541.67

    Ten Year
           P =   $1,000
           T =   13.93%
           N =   10
         ERV =   $3,684.33


2. YIELD


                            a - b      6
                Yield = 2[( -----   +1)   -1]
                            c X d
        Where:   a = dividends and interest paid during the period
                 b = expense dollars during the period (net of reimbursements)
                 c = the average daily number of shares outstanding during the period
                 d = the maximum offering price per share on the last day of the period

    Example      a = $37,989,567.15
                 b = $4,438,883.14
                 c = 835,619,300.704
                 d = $15.70
             Yield = 3.09%



*Figures presented are as of the year ended October 31, 1995.

                                                                       EX-99.B16

              SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS*
                              VANGUARD/WINDSOR II
                             (FORMERLY WINDSOR II)

1. Average Annual Total Return

               n
      P (1 + T)  = ERV

Where:         P = a hypothetical initial payment of $1,000
               T = average annual total return
               N = number of years
             ERV = ending redeemable value at the end of the period


    EXAMPLE:
    One Year
           P =   $1,000
           T =   23.08%
           N =   1
         ERV =   $1,230.82

    Five Year
           P =   $1,000
           T =   18.24%
           N =   5
         ERV =   $2,310.79

    Ten Year
           P =   $1,000
           T =   14.64%
           N =   *
         ERV =   $3,921.72



2. YIELD



                            a - b      6
                Yield = 2[( -----   +1)   - 1]
                            c X d
        Where:   a = dividends and interest paid during the period
                 b = expense dollars during the period (net of reimbursements)
                 c = the average daily number of shares outstanding during the period
                 d = the maximum offering price per share on the last day of the period

    Example      a = $29,271,699.53
                 b = $2,455,158.73
                 c = 508,550,264.712
                 d = $20.15
             Yield = 3.16%



*Figures presented are as of the year ended October 31, 1995.